UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 16, 2020
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, the Board of Directors (the “Board”) of Lithia Motors, Inc. (the “Company”) approved the Lithia Motors, Inc. Short-Term Incentive Plan (the “Short-Term Incentive Plan”), which was approved by the Compensation Committee of the Board on December 16, 2020. The Short-Term Incentive Plan will replace the Lithia Motors, Inc. Performance Bonus Plan, which will expire by its terms in 2022, and be used for performance periods beginning in 2021.

The purpose of the Short-Term Incentive Plan is to motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain performance goals related to the performance of the Company and the eligible employee. Participants include any officers or key employees of the Company who are designated as participants by the Compensation Committee.

The foregoing description of the Short-Term Incentive Plan is qualified in its entirety by reference to the Short-Term Incentive Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
    10.1    Lithia Motors, Inc. Short-Term Incentive Plan
    104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 22, 2020		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
10.1	Lithia Motors, Inc. Short-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).